Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-267691) on Form S-1 of Amprius Technologies, Inc. of our report dated June 21, 2022 (except for the reverse recapitalization described in Note 1 as to which the date is November 16, 2022), relating to the financial statements of Amprius Technologies, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

San Jose, California

April 5, 2023